News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Raises Dividend

MOLINE, IL (February 24, 2021) – The Deere & Company (NYSE: DE) Board of Directors today increased the company’s quarterly dividend to $.90 per share on common stock. The dividend is payable May 10, 2021, to stockholders of record on March 31, 2021.

The new quarterly rate represents an additional 14 cents per share over the previous level – an increase of approximately 18 percent.

“The dividend increase is a reflection of Deere’s recent strong performance and it shows our confidence in the company’s future direction,” said John C. May, chairman and chief executive officer.

Safe Harbor Statement

Certain statements in this release regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to COVID and the risk factors identified under the heading “Risk Factors” and under the heading “Safe Harbor Statement” in the Company’s “Management’s Discussion and Analysis” section of the Company’s most recent Annual Report on Form 10-K.